UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2011 (March 31, 2011)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, Suite 3505, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, Delcath Systems, Inc. (the “Company”) announced that it had increased the size of its Board of Directors from seven to eight and appointed Gabriel Leung, M.Sc. to fill this new vacancy, effective March 30, 2011 (the “Effective Date”).  Mr. Leung will serve as a Class III director with a term expiring at the Company’s 2012 annual stockholder meeting. At the present time, Mr. Leung has not been assigned to any committees of the Company’s Board of Directors.  Mr. Leung will receive standard director fees and benefits, including an initial grant of stock options under the Company’s 2009 Stock Incentive Plan (the “Plan”) to purchase $75,000 worth of shares of the Company’s common stock, vesting in three installments over three years, at an exercise price per share equal to the fair market value thereof on the Effective Date determined in accordance with the Plan.

On March 31, 2011, the Company issued a press release announcing the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Delcath Systems, Inc. Press Release dated March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 1, 2011	By:	/s/ Barbra Keck
	Name:	Barbra Keck
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Delcath Systems, Inc. Press Release dated March 31, 2011